As filed with the Securities and Exchange Commission on September 27, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

BANCO SANTANDER (BRASIL) S.A.

(Exact name of registrant as specified in its charter)
_______________
Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)
Not Applicable
(Translation of Registrant’s name into English)

Avenida Presidente Juscelino Kubitschek,
2,041 and 2,235– Bloco A
Vila Olímpia
São Paulo, SP 04543-011
Federative Republic of Brazil
(55 11) 3553-3300
(Address and telephone number of
Registrant’s principal executive offices)
Not Applicable (I.R.S. Employer Identification Number)
_____________________
James H. Bathon, Managing Director – Legal and Compliance
Banco Santander, S.A.
New York Branch
45 E. 53rd Street
New York, New York 10022
(212) 350-3604
(Name, address and telephone number of agent for service)

With a copy to:

Nicholas A. Kronfeld
Manuel Garciadiaz
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Phone:  (212) 450-4000
Fax:  (212) 701-5800
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
_______________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)
Rights to subscribe for Debt Securities	(1)	(1)	(1)

(1)
The registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices.  In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees.

PROSPECTUS

Banco Santander (Brasil) S.A.
(incorporated in the Federative Republic of Brazil)

Debt Securities

Rights to Subscribe for Debt Securities

We (acting through our principal office in Brazil or through our Grand Cayman branch) may offer to the public from time to time in one or more series or issuances:

•	debt securities consisting of notes or other evidences of indebtedness; or

•	rights to subscribe for debt securities.

We refer to the debt securities and rights to subscribe for debt securities collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement carefully before you make your investment decision.

We will sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities we may offer, please see “Plan of Distribution” in this prospectus.

Investing in the securities involves risks. You should carefully review the “Risk Factors” section on page 6 of this prospectus and as set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed reports and in any relevant prospectus supplement.

The offering of the securities will be made outside Brazil and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The CVM has not approved or disapproved of these securities or determined if this prospectus is truthful or complete.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 27, 2013.

We have not authorized any other person to provide you with information different from or in addition to that included or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates.

In this prospectus, the terms “Santander Brasil”, the “Bank”, the “Company”, “we”, “us”, “our” and “our company” mean Banco Santander (Brasil) S.A. and its consolidated subsidiaries.  The terms “Santander Spain” and “our parent” mean Banco Santander, S.A.  References to “Santander Group” or “Grupo Santander” mean the worldwide operations of the Santander Spain conglomerate, as indirectly controlled by Santander Spain and its consolidated subsidiaries, including Santander Brasil.

TABLE OF CONTENTS

Page

About this Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	3
Cautionary Statement Regarding Forward-Looking Statements	4
Santander Brasil	5
Risk Factors	6
Use of Proceeds	7
Consolidated Ratio of Earnings to Fixed Charges	8
The Securities	9
Description of Debt Securities	10
Description of Rights to Subscribe for Debt Securities	17
Plan of Distribution	18
Legal Matters	20
Experts	20
Service of Process and Enforcement of Judgments	21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may from time to time offer the securities described in this prospectus in one or more offerings.  Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control.  Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase.  You should read this prospectus, the relevant prospectus supplement and any related issuer free writing prospectus together with the additional information described under the heading “Incorporation of Certain Documents by Reference”.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus.  Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries.  If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.  That registration statement can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil.  All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars.  All references to the “euro,” “euros” or “€” are to the common legal currency of the member states participating in the European Economic and Monetary Union.  We have made rounding adjustments to reach some of the figures included in this prospectus.  As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments, if any, and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.  If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed.  Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K.  You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC.  The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also file financial statements and other periodic reports with the CVM located at Rua Sete de Setembro, 111, Rio de Janeiro, Rio de Janeiro 20050-901, Brazil.  The CVM maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the CVM.  The address of that website is www.cvm.gov.br. We also file financial statements and other periodic information with Bm&fBovespa.  The address of the BM&FBovespa website is www.bmfbovespa.com.br.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 29, 2013, and any amendments thereto;

(2)
our report on Form 6-K filed on September 27, 2013, relating to our recasted audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 29, 2013, to give retroactive effect to changes in our accounting that came into force in 2013, and, in addition, relating to recasted disclosures in our Annual Report on Form 20-F to give retroactive effect to the application of IAS 19 and to reflect certain reclassifications adopted in 2013 for presentation purposes.

(3)
our report on Form 6-K/A filed on September 23, 2013, relating to our unaudited interim consolidated financial statements for the period ended June 30, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements;

(4)
our report on Form 6-K filed on April 25, 2013, relating to our unaudited interim consolidated financial statements for the period ended March 31, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements; and

(5)
our reports on Form 6-K filed on March 1, 2013 (related to a “Notice to the Market”), March 8, 2013, March 29, 2013 (related to a “Notice to the Market”), April 19, 2013 (related to a “Notice to the Market”), April 25, 2013 (related to a “Notice to the Market”), May 13, 2013, May 28, 2013, May 31, 2013 (related to a “Material Fact”), July 15, 2013, July 18, 2013, July 30, 2013 (related to a “Material Fact”), August 8, 2013 (related to a “Notice to the Market”), August 16, 2013 (as corrected on August 19, 2013), August 26, 2013, August 29, 2013 (related to a “Notice to the Market”), and September 4, 2013 (related to a “Notice to the Market”).

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement.  Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents.  Requests for such copies should be directed to:

Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235– Bloco A
Vila Olímpia
São Paulo, SP 04543-011
Federative Republic of Brazil
Phone: (55 11) 3553-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus in relation to our plans, forecasts, expectations regarding future events, strategies and projections are forward-looking statements which involve risks and uncertainties and which are therefore not guarantees of future results.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates on projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	increases in defaults by our customers and in impairment losses;

•	decreases in deposits, customer loss or revenue loss;

•	increases in provisions for legal claims;

•	our ability to sustain or improve our performance;

•	changes in interest rates which may, among other effects, adversely affect margins;

•	competition in the banking, financial services, credit card services, insurance, asset management and related industries;

•	government regulation and tax matters;

•	adverse legal or regulatory disputes or proceedings;

•	credit, market and other risks of lending and investment activities;

•	decreases in our level of capitalization;

•	changes in market value of Brazilian securities, particularly Brazilian government securities;

•	changes in regional, national and international business and economic conditions and inflation;

•	the ongoing effects of recent volatility in global financial markets crisis; and

•	other risk factors as set forth under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F, which is incorporated herein by reference.

The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

SANTANDER BRASIL

We are a leading full-service bank in Brazil, which we believe to be one of the most attractive markets in the world given its growth potential and low penetration rate of banking products and services. We are the third largest private bank in Brazil in terms of assets, with a 7.9% market share, as of September 30, 2012, and the largest bank in Brazil controlled by a major global financial group, according to the Brazilian Central Bank. Our operations are present in all Brazilian regions, strategically positioned in South and Southeast, an area that accounted for approximately 72% of Brazil’s GDP, and where we have one of the largest branch networks of any Brazilian bank.

For the year ended December 31, 2012, we generated net income of R$5.54 billion, total assets of R$421.1 billion and total equity of R$81.6 billion. Our Basel II capital adequacy ratio in the same period was 20.8% (excluding goodwill, the Basel II capital adequacy ratio would be 17.7%).

We operate our business along three segments: Commercial Banking, Global Wholesale Banking and Asset Management and Insurance. Through our Commercial Banking segment, we offer traditional banking services, including checking and savings accounts, home and automobile financing, unsecured consumer financing, checking account overdraft loans, credit cards and payroll loans to mid- and high-income individuals and corporations (other than to our Global Banking & Markets clients). Our Global Wholesale Banking segment provides sophisticated and structured financial services and solutions to a group of approximately 750 large local and multinational conglomerates, offering such products as global transaction banking, syndicated lending, corporate finance, equity and treasury. Through our Asset Management and Insurance segment, we manage fixed income, money market, equity and multi-market funds and offer insurance products complementary to our core banking business to our retail and small- and medium-sized corporate customers.

We are a member of the Santander Group, one of the largest financial groups in the world as measured by market capitalization.  In addition, as of December 31, 2012, the Santander Group had stockholders’ equity of €74.65 billion and total assets of €1,269.6 billion.  With over 150 years of experience, the Santander Group has a balanced geographic diversification of its business between mature and emerging markets. The Santander Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products.  In 2012, we contributed to the Santander Group €2,212 million of profit attributable to our parent.

Our principal executive offices are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235 – Bloco A, Vila Olímpia, São Paulo, SP 04543-011, Federative Republic of Brazil, and our general telephone number is (55 11) 3553 3300.  Our website is www.santander.com.br.  Information contained on, or accessible through, our website is not incorporated by reference in, and shall not be considered part of, this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including to strengthen our capital ratios and sustain business growth.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five years ended December 31, 2012 and the six months ended June 30, 2013, using financial information calculated in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, were:

(Millions of Reais)	Six Months Ended June 30,		Year ended December 31,
	2013		2012		2011		2010		2009		2008
IFRS:	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits
FIXED CHARGES:
Fixed Charges	9,730	2,737	20,781	5,701	23,689	5,189	16,658	2,737	17,075	2,703	12,238	1,461
EARNINGS:
Income from continuing operations before taxes and extraordinary items	2,835	2,835	5,567	5,567	8,896	8,896	10,038	10,038	8,152	8,152	2,570	2,570
Less: Earnings from associated companies	50	50	73	73	54	54	44	44	295	295	112	112
Fixed charges	9,730	2,737	20,781	5,701	23,689	5,189	16,658	2,737	17,075	2,703	12,238	1,461
Total Earnings	12,515	5,522	26,274	11,195	32,531	14,030	26,652	12,732	24,932	10,559	14,696	3,919

Ratio of earnings to fixed charges(1)	1.29	2.02	1.26	1.96	1.37	2.70	1.60	4.65	1.46	3.91	1.20	2.68
_______________
(1)  For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for earnings from associated companies plus fixed charges.  Fixed charges consist of total interest expense (including or excluding interest on deposits as appropriate) and the interest expense portion of rental expense.

THE SECURITIES

We (acting through our principal office in Brazil or through our Grand Cayman branch) may from time to time offer under this prospectus and an accompanying prospectus supplement, separately or together:

•	senior or subordinated debt securities, including, but not limited to, debt securities that do not have a stated maturity and are perpetual in nature; and

•	rights to subscribe for debt securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Santander Brasil. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon, as trustee. The material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement. Any such indenture, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

In this section, we will refer to the senior debt securities and the subordinated debt securities as the “debt securities” and the forms of senior indenture and subordinated indenture as the “indentures.” A prospectus supplement will describe the specific terms of a particular series of debt securities and any general terms outlined in this section that will not apply to those debt securities. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or any supplemental indenture or board resolution creating a particular series of debt securities.

General

The indentures will not limit the aggregate principal amount of debt securities that we may issue under them.

Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness or other securities which we or any of our subsidiaries may incur or issue.  We can issue debt securities from time to time in one or more series, up to any aggregate principal amount that we may authorize. The debt securities will be our direct, unconditional and unsecured debt obligations.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to any series of debt securities issued under the indentures and a successor trustee may be appointed.

We or any of our subsidiaries may at any time purchase senior debt securities or subordinated debt securities at any price in the open market or otherwise, subject to the prior approval of the Central Bank of Brazil in case the purchase involves subordinated debt. Such debt securities purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that debt securities purchased by us must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Brazilian law and the National Monetary Council or the Central Bank of Brazil’s requirements.

Terms of the Debt Securities Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered debt securities, including, where applicable, some or all of the following:

•	the title of the debt securities and series in which these debt securities will be included;

•	any limit on the aggregate principal amount of the debt securities;

•
whether the debt securities may be converted into or exercised or exchanged for debt or equity securities of Santander Brasil or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder, at the option of the Central Bank of Brazil or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

•
if any of the debt securities are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the debt securities may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depositary with respect to any global debt security; and (iii) the form of any legend or legends that must be borne by any such debt security in addition to or in lieu of that set forth in the relevant indenture;

•
the date or dates on which the principal of the offered debt securities is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the debt securities payable on that date is determined;

•
the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the situations in which the payment of interest may be suspended;

•	the situations in which the debt will be extinguished;

•	the date or dates from which interest on the debt securities, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the debt securities must be payable;

•	the notice, if any, to holders of the debt securities regarding the determination of interest on a floating rate debt security and the manner of giving such notice;

•
the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which we or the holders of the debt securities may, pursuant to any optional redemption provisions, redeem the debt securities, and the other terms and provisions of such optional redemption;

•
if certificates representing the debt securities will be issued in temporary or permanent global form, the identity of the depositary for the global debt securities, and the manner in which any principal, premium, if any, or interest payable on those global debt securities will be paid if other than as provided in the indentures;

•
each office or agency where, subject to the terms of the indentures, the principal, premium and interest, if any, and additional amounts, if any, on the debt securities will be payable, where the debt securities may be presented for registration of transfer or exchange and where notices or demands to us in respect of the debt securities or the indentures may be served;

•
whether any of the debt securities are to be redeemable at the option of us or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of us or the holder and the terms and provisions of such optional redemption;

•
whether we are obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such debt securities;

•	the denomination and currency in which the debt securities will be issuable;

•	whether any of the debt securities will be issued as original issue discount debt securities;

•
if other than the principal amount thereof, the portion of the principal amount of any such debt securities that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•
if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the debt securities will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•
whether the debt securities are senior debt securities issued pursuant to the senior indenture or subordinated debt securities issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of debt securities;

•
whether we or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the debt securities in a currency or currencies, currency unit or units or composite currency different from the one in which the debt securities are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•
whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the debt securities may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•
whether the person in whose name a debt security is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of Santander Brasil with respect to the debt securities set forth in the relevant indenture;

•
the applicability of the defeasance provisions of the indentures applicable to such debt securities and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any debt securities are to be issuable upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
if any of the debt securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	any National Monetary Council or Central Bank of Brazil regulations applicable to the debt securities;

•	any material U.S. federal or Brazilian income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities, which shall not be inconsistent with the provisions of the indentures.

We may issue debt securities as original issue discount debt securities. An original issue discount debt security is a debt security, including a zero coupon debt security, offered at a discount from the principal amount of the debt security due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount debt securities.

Early Redemption for Taxation Reasons

The debt securities may be redeemed as a whole but not in part, at our option at any time prior to maturity, upon the giving of a notice of tax redemption to the holders, if we determine that, as a result of:

•
any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a Taxing Jurisdiction (as defined below) or of any political subdivision or taxing authority of or in a Taxing Jurisdiction affecting taxation, or

•	any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the original issue date or on or after the date a successor assumes the obligation under the debt security, we are or will become obligated to pay Additional Amounts (as defined below) with respect to the debt securities, provided that we, in our business judgment, determine that such obligation cannot be avoided by us taking reasonable measures.

The redemption price will be specified in the terms of such debt security.  The redemption date and the applicable redemption price will be specified in the notice of tax redemption not earlier than 90 days prior to, and not later than 90 days after, the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the debt securities were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of a tax redemption, we will deliver to the trustee a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.

The redemption of subordinated debt is subject to the prior approval of the Central Bank of Brazil.

Additional Amounts

All payments in respect of the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges of whatever nature imposed or levied by or on behalf of Brazil, the Cayman Islands, or the jurisdiction of any successor to us in the event of a consolidation, merger, transfer or conveyance, or, in the event that we appoint additional paying agents, the jurisdictions of such additional paying agents (each, a “Taxing Jurisdiction”) or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties or governmental charges is required by law or the official interpretation thereof, or by the administration thereof. In that event, we will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder (or beneficial owner) of any debt security after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of payment in respect of any debt security:

(i)
to the extent that such taxes, duties or governmental charges are imposed or levied by reason of such holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such debt security, or receiving principal or interest payments on the debt securities (including but not limited to, citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(ii)	to the extent that any such taxes are not withholding taxes;

(iii)
in respect of which the holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (b) the holder (or beneficial owner) is able to comply with those requirements without undue hardship and (c) we have given all holders (or beneficial owners) at least 30 days prior notice that they will be required to comply with such requirements;

(iv)
in respect of which the holder fails to surrender (where surrender is required) its debt security for payment within 30 days after we have made available such payment, provided that we will pay Additional Amounts to which a holder would have been entitled had the debt security been surrendered on the last day of such 30-day period;

(v)
to the extent that such taxes or duties are imposed by reason of any estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Council Directive 2003/84/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii)	to the extent that withholding or deduction is imposed pursuant to or in connection with FATCA;

(viii)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

(ix)	in the case of any combination of the items listed above.

Nor will Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Taxing Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Any reference to payments on the debt securities shall be deemed also to include the payment of any Additional Amounts. However, no holder (or beneficial owner) of a debt security shall be entitled to receive any Additional Amounts greater than the amounts necessary in order that the net amounts receivable by such holder after such withholding or deduction equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, subject to the exceptions above.

Form, Denomination, Transfer and Registration

Each series of debt securities will be issued in registered form only, without coupons.  There will not be any service charge for any transfer, exchange or redemption of debt securities payable to us, but we may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depositary of the debt securities of any series.  Therefore, we will issue each series of debt securities only as registered securities in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such series of debt securities, referred to individually as a global debt security and collectively as the global debt securities.  Except as set forth below, the record ownership of the global debt securities may be transferred in whole or in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Beneficial owners that are DTC participants may hold their interest in the global debt securities directly through DTC.  Beneficial owners that are not DTC participants may hold their interest in the global debt securities indirectly through direct participants of DTC or through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear and Clearstream.  So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global debt security, Cede & Co. for all purposes will be considered the sole holder of that global debt security.  Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

The trustee will not have any responsibility for the performance by DTC, or any of the participants or indirect participants of DTC of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of any series of debt securities only at the direction of one or more participants whose accounts are credited with DTC interests in a global debt security.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Certain of those participants (or other representatives), together with other entities, own DTC.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debt securities of any series under the DTC system must be made by or through participants, which will receive a credit for such debt securities on DTC’s records.  The ownership interest of each actual purchaser of each debt security of such series is in turn to be recorded on the direct participants’ and indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the debt securities of such series are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in such debt securities, except in the event that use of the book-entry system for such debt securities is discontinued.

The deposit of the debt securities of any series with a custodian for DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of such debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners.  The direct participants and any indirect participants acting through such direct participants will remain responsible for keeping account of their holdings on behalf of their customers.

Principal and interest payments on any series of debt securities will be made to DTC by wire transfer of immediately available funds.  DTC’s practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is our responsibility, disbursement of those payments to direct participants will be the responsibility of DTC, disbursement of those payments to indirect participants will be the responsibility of the direct participants through which such indirect participants hold their interest in the debt securities, and disbursement of those payments to the beneficial owners will be the responsibility of the relevant direct participants and indirect participants.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to any series of debt securities at any time by giving reasonable notice to us.

Any series of debt securities represented by a global debt security will be exchangeable for debt security certificates with the same terms in authorized denominations if (i) DTC notifies us that it is unwilling, unable or ineligible to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days or (ii) if an event of default has occurred and is continuing with respect to the debt securities of such series.  In addition, beneficial interests in a global debt security will be exchangeable for debt security certificates with the same terms in authorized denominations upon request by or on behalf of DTC in accordance with customary procedures.  The trustee permits us to determine at any time and at our sole discretion that the debt securities of such series will no longer be represented by global debt securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests of a series of debt securities from a global debt security at the request of each DTC participant.  We would issue debt security certificates in exchange for any such beneficial interests withdrawn.

In any such instance, an owner of a beneficial interest in the global debt securities of a series of debt securities would be entitled to delivery of certificated debt securities equal in principal amount to that beneficial interest and to have those certificated debt securities registered in its name.  Our certificated debt securities, if issued, could be transferred by presentation for registration to the registrar at its New York offices and would need to be duly endorsed by the holder or its attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or its attorney duly authorized in writing.  We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of certificated debt securities.

The Trustee

The Bank of New York Mellon, which will serve as the trustee pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, New York 10286.  Any trustee appointed pursuant to the indentures shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the rights or powers vested in it by or pursuant to the indentures at the request or direction of any holder of any series of debt securities, unless offered reasonable security and/or indemnity by the holder satisfactory to it against the costs, expenses and liabilities which might be incurred by it in taking such action.

Successor Trustees

Any trustee in respect of the debt securities of any series may resign or be removed by us at any time, effective upon the acceptance by a successor trustee of the respective appointment.  The indentures will provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or of any state or territory or of the District of Columbia.  No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the indenture.

Governing Law

The indenture, the terms and conditions of the debt securities and all other matters arising from or in connection with the debt securities and the indentures will be governed by, and will be construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that State, provided that the subordination provisions will be governed by and construed under the laws of Brazil. All questions regarding a conflict related to the trustee’s rights and duties under the indentures will be governed by and construed under the laws of the State of New York.

Consent to Jurisdiction

We have agreed that any legal suit, action or proceeding brought by the trustee or any holder in connection with the debt securities of any series and the indentures may be instituted in any state or federal court in the City or State of New York.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR DEBT SECURITIES

We may issue rights to subscribe for our debt securities.  The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Brazilian income tax considerations applicable to beneficial owners of the rights to subscribe for our debt securities.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations set out by the Financial Industry Regulatory Authority.

LEGAL MATTERS

The validity of the debt securities we may issue will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, our U.S. counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.  Certain matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil, our Brazilian counsel, and for any underwriters or agents by Brazilian counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2012, 2011 and 2010 and for each of the three years in the period ended December 31, 2012, incorporated in this Prospectus by reference from our Report of Foreign Private Issuer on Form 6-K filed on September 27, 2013, and the effectiveness of our internal control over financial reporting incorporated in this Prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2012, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on our consolidated financial statements expresses an unqualified opinion on the financial statements and contains an explanatory paragraph relating to the adoption of the amendments to International Accounting Standard 19).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The address of Deloitte Touche Tohmatsu, Auditores Independentes, is Rua Alexandre Dumas, 1,981 – 04717-906 – São Paulo – SP, Brasil.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of Brazil.  All of our directors and officers reside outside the United States.  Substantially all of our assets are located in Brazil.  As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by Pinheiro Neto Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below.  Such counsel has advised that a judgment against us, the directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil upon confirmation of that judgment by the Superior Tribunal de Justiça (Superior Tribunal of Justice).  That confirmation will only be available if the U.S. judgment:

•	fulfills all formalities required for its enforceability under the laws of the United States;

•
is issued by a court of competent jurisdiction after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of our absence has been given, as established pursuant to applicable law;

•	is not subject to appeal;

•	is authenticated by a Brazilian diplomatic office in the United States and is accompanied by a sworn translation into Portuguese; and

•	is not against Brazilian public policy, good morals or national sovereignty (as set forth in Brazilian law).

We have been further advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, that resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure payment.  This bond must have a value sufficient to satisfy the payment of court fees and defendant attorney’s fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the Brazilian Superior Tribunal de Justiça.  Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Banco Santander (Brasil) S.A.

Debt Securities

Rights to Subscribe for Debt Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Brazilian law, any provision, whether contained in the articles of association of a company or in any agreement, exempting any officer or director or indemnifying any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, default, misfeasance, breach of duty or trust, is void.  A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.  We have in the past entered into indemnification agreements of this kind with the Banco Real Group’s directors and executive officers and with some of Santander Brasil’s former directors and officers when they resigned their positions.  On December 23, 2009, we adopted a policy pursuant to which we enter into such an agreement with directors and officers when they take office.  Current directors and officers will also enter into such agreements.

Item 9. Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form F-3, including those incorporated herein by reference.

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1	Form of Senior Debt Indenture**
4.2	Form of Subordinated Debt Indenture**
4.3	Form of Senior Note*
4.4	Form of Subordinated Note*
5.1	Opinion of Pinheiro Neto Advogados, Brazilian counsel of Santander Brasil**
5.2	Opinion of Davis Polk & Wardwell LLP**
23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes**
23.2	Consent of Pinheiro Neto Advogados, Brazilian counsel of Santander Brasil (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page to the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of Trustee for Senior Debt Indenture**
25.2	Statement of Eligibility on Form T-1 of Trustee for Subordinated Debt Indenture**
_______________
* To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.
** Filed herewith.

Item 10. Undertakings

a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of São Paulo, Brazil, on September 27, 2013.

BANCO SANTANDER (BRASIL) S.A.

By:	/s/ Jesús Maria Zabalza Lotina
	Name:	Jesús Maria Zabalza Lotina
	Title:	Chief Executive Officer

By:	/s/ Carlos Alberto López Galán
	Name:	Carlos Alberto López Galán
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jesús Maria Zabalza Lotina and Carlos Alberto López Galán, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on September 27, 2013 in the capacities indicated:

Name	Title

/s/ Jesús Maria Zabalza Lotina	Chief Executive Officer (principal executive officer)
Jesús Maria Zabalza Lotina

/s/ Carlos Alberto López Galán	Chief Financial Officer (principal financial officer)
Carlos Alberto López Galán

/s/ Amancio Acurcio Gouveia	Officer (principal accounting officer)
Amancio Acurcio Gouveia

/s/ Celso Clemente Giacometti	Chairman of the Board of Directors
Celso Clemente Giacometti

/s/ Marília Artimonte Rocca	Director
Marília Artimonte Rocca

/s/ José Manuel Tejón Borrajo	Director
José Manuel Tejón Borrajo

/s/ José de Paiva Ferreira	Director
José de Paiva Ferreira

Director
José Antonio Alvarez Alvarez

/s/ Conrado Engel	Director
Conrado Engel

/s/ Viviane Senna Lalli	Director
Viviane Senna Lalli

/s/ James H. Bathon	Authorized Representative in the United States
James H. Bathon

Exhibit Index

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1	Form of Senior Debt Indenture**
4.2	Form of Subordinated Debt Indenture**
4.3	Form of Senior Note*
4.4	Form of Subordinated Note*
5.1	Opinion of Pinheiro Neto Advogados, Brazilian counsel of Santander Brasil**
5.2	Opinion of Davis Polk & Wardwell LLP**
23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes**
23.2	Consent of Pinheiro Neto Advogados, Brazilian counsel of Santander Brasil (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page to the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of Trustee for Senior Debt Indenture**
25.2	Statement of Eligibility on Form T-1 of Trustee for Subordinated Debt Indenture**
_______________
* To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.
** Filed herewith.